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                              TAX SHARING AGREEMENT

       This Tax Sharing Agreement is entered into as of November 3, 1999, by and between Tenneco Inc., a Delaware corporation, to be renamed Tenneco Automotive Inc. ("Tenneco"), and Tenneco Packaging Inc., a Delaware corporation ("Packaging Company"). Tenneco and Packaging Company are sometimes collectively referred to herein as the "Companies." Capitalized terms used in this Agreement are defined in Section 1 below. Unless otherwise indicated, all "Section" references in this Agreement are to sections of this Agreement.

                                    RECITALS

       WHEREAS, as of the date hereof, Tenneco is the common parent of an affiliated group of corporations, including Packaging Company, which has elected to file consolidated Federal income tax returns; and

       WHEREAS, the Companies have entered into a Distribution Agreement setting forth the corporate transactions pursuant to which Tenneco will distribute all of the outstanding shares of common stock of Packaging Company to Tenneco shareholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Code; and

       WHEREAS, as a result of the Distribution, Packaging Company and its subsidiaries will cease to be members of the affiliated group of which Tenneco is the common parent, effective as of the Distribution Date; and

       WHEREAS, the Companies desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the transactions contemplated by the Distribution Agreement, and to provide for and agree upon other matters relating to Taxes;

       NOW THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

       SECTION 1. DEFINITION OF TERMS. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

       "ACCOUNTING CUTOFF DATE" means, with respect to Packaging Company, any date as of the end of which there is a closing of the financial accounting records for such entity.

       "ACCOUNTING FIRM" shall have the meaning provided in Section 15.

       "ADJUSTMENT REQUEST" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund, or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on

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the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

       "AFFILIATE" means any entity that directly or indirectly is "controlled" by the person or entity in question. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Distribution.

       "AGREEMENT" shall mean this Tax Sharing Agreement.

       "AVAILABLE OTHER GROUP CARRYBACK" shall have the meaning provided in
Section 4.07(c)(ii).

       "BENCHMARK INCOME (OR LOSS) ALLOCATION" shall have the meaning provided in Section 2.02(a)(ii).

       "BENCHMARK 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(iii).

       "BENCHMARK PERIOD" shall have the meaning provided in Section
2.02(a)(ii).

       "CARRYBACK" means any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried from one Tax Period to another Tax Period under the Code or other applicable Tax Law.

       "CARRYBACK GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "CODE" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

       "COMPANIES" means Tenneco and Packaging Company collectively, and "COMPANY" means any one of Tenneco or Packaging Company.

       "CONSOLIDATED OR COMBINED INCOME TAX" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

       "CONSOLIDATED OR COMBINED STATE INCOME TAX" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

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       "CONSOLIDATED TAX LIABILITY" means, with respect to any Tenneco Federal
Consolidated Return, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1(a)(1) (including applicable interest, additions to tax, additional amounts and penalties as provided in the Code), provided, that such tax liability shall be treated as including any alternative minimum tax liability under Code Section 55.

       "CORPORATE RESTRUCTURING TRANSACTIONS" shall have the meaning provided in the Distribution Agreement.

       "DEBT REALIGNMENT" shall have the meaning provided in the Distribution Agreement.

       "DISTRIBUTION AGREEMENT" means the Distribution Agreement, dated as of November 3, 1999, between Tenneco and Packaging Company, as amended from time to time, setting forth the corporate transactions required to effect the distribution to Tenneco shareholders of all of the outstanding stock of Packaging Company owned by Tenneco, and to which this Tax Sharing Agreement is attached as an exhibit.

       "DISTRIBUTION DATE" means the Distribution Date as that term is defined in the Distribution Agreement.

       "DISTRIBUTION" shall have the meaning provided in the Distribution Agreement.

       "ESTIMATED TAX PAYMENTS" shall have the meaning provided in Section 2.03(a)(ii)(B).

       "FEDERAL INCOME TAX" means any Tax imposed by Subtitle A (Income Taxes) or F (Procedure and Administration) of the Code.

       "FINAL INCOME OR LOSS ALLOCATION" shall have the meaning provided in
Section 2.02(a)(iv).

       "FINAL 1997 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FINAL 1998 LOSS CARRYFORWARD ALLOCATION" shall have the meaning provided in Section 2.02(a)(v).

       "FOREIGN INCOME TAX" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

       "GERMAN RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(b).

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       "GROUP" means the Tenneco Group and the Packaging Group, as the context requires.

       "HYPOTHETICAL STATE TAX LIABILITY" shall have the meaning provided in
Section 2.03(a)(ii)(A).

       "INCOME TAX" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

       "IRS RULING LETTER"shall have the meaning provided in the Distribution Agreement.

       "JOINT ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a Tenneco Adjustment nor a Packaging Adjustment.

       "OLD TENNECO" shall have the meaning provided in Section 2.06(a)

       "OTHER GROUP" shall have the meaning provided in Section 4.07(c)(ii).

       "PACKAGING ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Packaging Company would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "PACKAGING COMPANY" means Tenneco Packaging Inc., a Delaware corporation, and any successor.

       "PACKAGING GROUP" means Packaging Company and its Affiliates as determined immedi ately after the Distribution, modified as provided in Section 18.

       "PACKAGING GROUP PRIOR STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(B).

       "PACKAGING GROUP RECOMPUTED STATE TAX LIABILITY" shall have the meaning provided in Section 2.03(b)(i)(A).

       "PAYMENT DATE" means (i) with respect to any Tenneco Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Consolidated or Combined State Income Tax, the corresponding dates determined under the applicable Tax Law.

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       "POST-DISTRIBUTION PERIOD" means any Tax Period beginning after the
Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

       "POST-DISTRIBUTION STATE INCOME TAX RETURN" means any State Income Tax Return for the Tax Period ended December 31, 1999.

       "PRE-DISTRIBUTION PERIOD" means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

       "PRIME RATE" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

       "PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among the Tenneco Group and the Packaging Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group).

       "PROHIBITED ACTION" shall have the meaning provided in Section 11.

       "RESPONSIBLE COMPANY" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

       "RESTRUCTURING TAX" means the Taxes described in Sections 2.05(a)(i) or 2.05(a)(ii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions but excluding any Transfer Taxes described in Section 2.05).

       "RULING REQUEST" means the letter filed by Tenneco with the Internal Revenue Service dated April 30, 1999, requesting a ruling from the Internal Revenue Service regarding certain Federal Income Tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

       "SEPARATE COMPANY TAX" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

       "SEPARATE COMPANY STATE INCOME TAX" means any State Income Tax that is a Separate Company Tax.

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       "STRADDLE PERIOD" means any Tax Period that begins on or before and ends after the Distribution Date.

       "STATE INCOME TAX" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income (including, without limitation, any Tax which is measured by the higher of capital or net income (e.g., Ohio Rev.
Code Ann. Title 57, ss.5733, Corporate Franchise Tax)).

       "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

       "TAX AUTHORITY" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

       "TAX BENEFIT" means any refund, credit, or other reduction in otherwise required Tax payments (including any reduction in estimated Tax payments).

       "TAX CONTEST" means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Distribution Date or for any Straddle Period.

       "TAX CONTEST COMMITTEE" shall have the meaning provided in Section
9.02(b).

       "TAX ITEM" means, with respect to any Income Tax, any item of income, gain, loss, deduction, and credit.

       "TAX LAW" means the law of any governmental entity or political subdivision thereof relating to any Tax.

       "TAX PERIOD" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

       "TAX RECORDS" means Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records required to be maintained under the

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Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

       "TAX RETURN" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

       "TENNECO" means Tenneco Inc., a Delaware corporation, and any successor.

       "TENNECO ADJUSTMENT" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent Tenneco would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

       "TENNECO AFFILIATED GROUP" means the affiliated group (as that term is defined in Code Section 1504) that includes Tenneco as the common parent and includes any member of the Packaging Group.

       "TENNECO FEDERAL CONSOLIDATED RETURN" means any United States federal Tax Return for the Tenneco Affiliated Group.

       "TENNECO GROUP" means Tenneco and its Affiliates excluding any entity that is a member of the Packaging Group.

       "TRANSACTIONS" means the transactions contemplated by the Distribution Agreement (including the Corporate Restructuring Transactions, Debt Realignment and Distribution, as defined in such agreement).

       "TRANSFER TAXES" means all Taxes (other than Taxes imposed on income or gains) incurred or imposed by reason of the sale, assignment or transfer of title of the applicable property, regardless of upon whom such Taxes are levied or imposed by the applicable Tax Law, including sales, use, value-added, excise, stock transfer, real estate transfer, lease assignment, transfer gains tax, stamp, documentary, filing, recording, permit, license, authorization, intangi ble and similar Taxes.

       "TRUE-UP AMOUNT" shall have the meaning provided in Section 2.02(a)(vi).

       "TREASURY REGULATIONS" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

       "UK RESTRUCTURING TRANSACTIONS" shall have the meaning provided in
Section 2.04(c).

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       "1996 SPIN-OFF TAX SHARING AGREEMENT" shall have the meaning provided in
Section 2.06(a).

       "1997 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1998 LOSS CARRYFORWARD" shall have the meaning provided in Section 2.02(a)(i).

       "1999 TAX PERIOD" shall have the meaning provided in Section 2.02(a).

              For purposes of this Agreement, any reference to "including" shall be deemed to mean "including, without limitation."

       SECTION 2. ALLOCATION OF TAX LIABILITIES. The provisions of this Section 2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods. Once the liability has been determined under this
Section 2, Section 5 determines the time when payment of the liability is to be made, and whether the payment is to be made to the Tax Authority directly or to another Company.

              2.01  General Rule.

              (a) Tenneco Liability. Tenneco shall be liable for all Taxes not specifically allocated to Packaging Company under this Section 2. Tenneco shall indemnify and hold harmless the Packaging Group from and against any liability for Taxes for which Tenneco is liable under this Section 2.01(a).

              (b) Packaging Company Liability. Packaging Company shall be liable for, and shall indemnify and hold harmless the Tenneco Group from and against any liability for, Taxes which are allocated to Packaging Company under this
Section 2.

              2.02 Allocation of United States Federal Income Tax. Except as provided in Sections 2.05 and 2.06:

       (a) Allocation of Tax and Tax Attributes Relating to the 1999 Tax Period. With respect to the Tenneco Federal Consolidated Return for the tax period ending December 31, 1999 (the "1999 Tax Period"), the allocation and use of net operating loss carryforwards and current year losses, and the allocation of Consolidated Tax Liability, if any, shall be made as follows:

              (i) STEP ONE. The net operating losses attributable to the tax period ended December 31, 1997 (the "1997 Loss Carryforward") and the net operating losses attributable to the tax period ended December 31, 1998 (the "1998 Loss Carryforward") shall be allocated between the Tenneco Group and Packaging Group based upon the legal entities that incurred such losses (treating the income of any member of the Tenneco Affiliated Group for the relevant tax period

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as reducing the losses of each legal entity included in the Tenneco Affiliated
Group on a pro rata basis in accordance with Treasury Regulation ss. 1.1502-21(b)(2).

              (ii) STEP TWO. The taxable income (or loss) of each of the Tenneco Group and Packaging Group for the portion of the 1999 Tax Period ending on September 30, 1999 (the "Benchmark Period") shall be computed (the "Benchmark Income (or Loss) Allocation ") subject to adjustment for material divestments, the costs of the Debt Realignment, and similar items.

              (iii) STEP THREE. The taxable losses, if any, incurred by any member of the Tenneco Affiliated Group for the Benchmark Period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such tax period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for such period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Neither Tenneco nor Packaging Company shall have any obligation to pay or reimburse the other party for utilization of such party's net operating losses under this Step Three. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Three shall be referred to as such Group's "Benchmark 1997 Loss Carryforward Allocation" and "Benchmark 1998 Loss Carryforward Allocation," respectively. In the event the 1997 Loss Carryforward and 1998 Loss Carryforward are fully utilized, the Benchmark 1997 Loss Carryforward Allocation and the Benchmark 1998 Loss Carryforward Allocation shall be deemed to equal zero.

              In the event the Tax Return for the tax period ended December 31, 1998 has not been filed at the time the Benchmark 1997 and Benchmark 1998 Loss Carryforward Allocations are made pursuant to Step Three, the parties shall use an agreed upon estimate of the net operating losses for the tax period ended December 31, 1998, and within 30 days of the filing the Tax Return for such tax period, the Benchmark 1997 Loss Carryforward Allocation and Benchmark 1998 Loss Carryforward Allocation shall be redetermined. In the case of such redetermination if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, exceeds the amount of such allocation as initially determined under Step Three, Packaging Company shall pay to Tenneco an amount equal to such excess multiplied by 35%, and if Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, as redetermined, is less than Packaging Company's Benchmark 1997 Loss Carryforward Allocation or Benchmark 1998 Loss Carryforward Allocation, Tenneco shall pay to Packaging Company an amount equal to such difference multiplied by 35%.

              (iv) STEP FOUR. The taxable income (or loss) of each of the Tenneco Group and the Packaging Group for the 1999 Tax Period shall be computed (in the same manner as described in

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Step Two) based on the Tax Return as filed for such tax period (the "Final
Income or Loss Allocation").

              (v) STEP FIVE. Based on the Tax Return as filed for the 1999 Tax Period, the taxable losses, if any incurred by any member of the Tenneco Group or Packaging Group for such period shall be deemed to be utilized first to offset the taxable income, if any, of each other member of the Tenneco Affiliated Group for such period (which losses shall be deemed to be utilized by such members on a pro rata basis). Next, the 1997 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the taxable income of each member of the Tenneco Affiliated Group. Finally, to the extent the taxable income for such period exceeds the losses for the current period and the 1997 Loss Carryforward, the 1998 Loss Carryforward shall be deemed to be utilized, on a pro rata basis, to offset the remaining taxable income of each member of the Tenneco Affiliated Group. Each Group's allocable share of the 1997 Loss Carryforward and 1998 Loss Carryforward following the utilization of losses described in this Step Five shall be referred to as the "Final 1997 Loss Carryforward Allocation" and "Final 1998 Loss Carryforward Allocation," respectively.

              (vi) STEP SIX. Within sixty (60) days of filing the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, the Packaging Group shall compute the "True-Up Amount," which amount shall equal (I) the sum of (A) the Packaging Group's' Final Income (or Loss) Allocation less the Packaging Group's Benchmark Income or (Loss) Allocation (any loss allocation shall be treated as a negative number for purposes of this computation) plus (B) the Packaging Group's Final 1997 Loss Carryforward less the Packaging Group's Benchmark 1997 Loss Carryforward (as redetermined under Step Three, if applicable), plus (C) the Packaging Group's Final 1998 Loss Carryforward less the Packaging Group's Benchmark 1998 Carryforward (as redetermined under Step Three, if applicable), multiplied by (II) 35%.

              (vii) STEP SEVEN. In the event the Packaging Group's True-Up Amount is positive, Packaging Company shall pay such amount to Tenneco, and in the event the Packaging Group's True-Up Amount is negative, Tenneco shall pay such amount to Packaging Company.

              Schedule A attached hereto sets forth the parties' agreement as to the determinations required under Steps One, Two and Three of this Section 2.02(a). Schedule B attached hereto provides an example of the manner in which Steps Four, Five and Six are to be computed. The actual determination required to be made under Steps Four, Five and Six will be based on the information contained on the Tax Return as filed for the 1999 Tax Period.

              (b) Allocation of Tenneco Federal Consolidated Return Tax Adjustments. If there is any adjustment to the reported Tax liability with respect to any Tenneco Federal Consolidated Return, or to such Tax liability as previously adjusted, Packaging Company shall be liable to Tenneco for the excess (if any) of--

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                    (i) the Consolidated Tax Liability of the Packaging Group
       computed as if all members of the Packaging Group included in the Tax Return had filed a consolidated Tax Return for such members based on the Tax Items of such members as so adjusted (the "Packaging Group Recomputed Federal Tax Liability"); over

                    (ii) the Consolidated Tax Liability of the Packaging Group computed as if such members of the Packaging Group had filed a consolidated Tax Return for such members based on the Tax Items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior Federal Tax Liability"). Solely with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period, the Packaging Group Prior Federal Tax Liability with respect to such Tax Return shall equal the Consoli dated Tax Liability allocable to the Packaging Group with respect to such Tax Return under Section 2.02(a) hereof.

If the Packaging Group Prior Federal Tax Liability exceeds the Packaging Group Recomputed Federal Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this Section 2.02(b), if the Packaging Group has a net operating loss after taking into account the adjustments allocable to such Group, the Recomputed Federal Tax Liability of the Group shall be less than zero to the extent such net operating loss produces a Tax Benefit in consolidation for the applicable taxable year (which shall be determined applying the principles of Section 4.07(c)(ii)). For example, if the Packaging Group's Prior Federal Tax Liability for Year X was $50 and taking into account all adjustments for Year X, Packaging Group has a net operating loss of $40 resulting in a Tax Benefit of $14 (determined by computing the Consoli dated Tax Liability for such Tax Period with and without the net operating loss), then the Packaging Group's Recomputed Federal Tax Liability for Year X would be negative $14, and Tenneco would be liable to Packaging Company in the amount of $64, i.e. ($50 - (-$14)).

                    (c) Allocation of AMT Credits. Notwithstanding anything to the contrary herein, the parties hereby agree that Packaging Company shall be allocated the entire amount of the alternative minimum tax credits (as defined in Section 53 of the Code) arising from the imposition of alternative minimum tax (as defined in Section 55 of the Code) (i) with respect to Tenneco's tax periods ending on or before December 31, 1999 and (ii) with respect to El Paso's tax years ended December 31, 1993, December 31, 1994 and December 31, 1995 and allocable to Tenneco under the letter agreement between Tenneco and El Paso Natural Gas Company dated October 18, 1999 (collectively, the "AMT Credits"). Tenneco and Packaging Company agree that this allocation is equitable since the alternative minimum taxable income in the foregoing tax periods is attributable to the Packaging Group. In the event there is a determination by an applicable Tax Authority that the AMT Credits are not allocable to Packaging and are allocable to Tenneco, Tenneco shall reimburse Packaging for the AMT Credits allocated to Tenneco when, and to the extent that, such credits are utilized to reduce Taxes on a Federal Income Tax Return of Tenneco.

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              2.03 Allocation of State Income Taxes. Except as provided in
Sections 2.04, 2.05 and 6.03, State Income Taxes shall be allocated as follows:

                    (a) Allocation of State Income Tax Liabilities for Post-Distribution State Income Tax Returns.

                           (i) Separate Company Taxes.  In the case of any
Separate Company State Income Tax with respect to a Post-Distribution State Income Tax Return, Packaging Company shall be liable for such Tax imposed on any members of the Packaging Group.

                           (ii) Consolidated or Combined State Income Taxes. In
the case of any Consolidated or Combined State Income Tax with respect to a Post-Distribution State Income Tax Return, the Consolidated or Combined State Income Tax liability shall be allocated between the Tenneco Group and the Packaging Group as follows:

                                 (A) Each Group shall compute its "Hypothetical
State Tax Liability," which shall equal the State Income Tax liability of such Group (which number shall be deemed to be zero if such Group has net operating losses for such Tax Period), computed as if all members of such Group included in the computation of such Tax had filed a consolidated or combined Tax Return for such Group's members based on the income, apportionment factors, and other items of such members.

                                 (B) In the event the Estimated Tax Payments (as
defined below) exceed, or are less than, the actual State Income Tax liability shown on the Consolidated and Combined State Income Tax Return such excess or deficit, as the case may be, shall be shared by the Tenneco Group and the Packaging Group. Each Group's share shall be determined by multiplying such excess or deficit by a fraction, (a) the numerator of which is the Hypothetical State Tax Liability of such Group, and (b) the denominator of which is the sum of the Hypotheti cal State Tax Liability of the Tenneco Group and the Packaging Group, with appropriate payments being made by Packaging Company to Tenneco, or by Tenneco to Packaging Com pany, to achieve the appropriate sharing of such excess or deficit. The term "Estimated Tax Payments" shall mean any and all estimated payments made in connection with the Combined or Consolidated State Income Tax Return filed for such Tax Period; provided, however, such amount shall (i) exclude any estimated Tax payments made after the Distribution Date,
(ii) include any overpayments of Combined or Consolidated State Income Tax for any prior Tax Periods which are carried forward and applied as payments on the Combined or Consolidated State Income Tax Returns for the applicable Tax Period, and (iii) include any extension payments paid by Packaging Company for the Combined or Consolidated State Income Tax Return filed for such Tax period.

                    (iii) Post-Distribution Estimated Tax and Extension Payments. Notwithstand ing anything to the contrary in the foregoing, in the case of both Separate Company Taxes and Consolidated or Combined Income Taxes, Packaging Company shall pay to the appropriate State

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



Tax Authority any estimated Taxes with respect to the Tax Period ended December 31, 1999 due after the Distribution Date. Packaging Company shall also pay to the appropriate State Tax Authority any extension payments for Consolidated or Combined State Income Taxes, and Separate Company Taxes imposed on members of Packaging Group, with respect to the Tax Period ended December 31, 1999 due after the Distribution Date. Tenneco shall reimburse Packaging Company for (i) any estimated Tax payments made by Packaging Company after the Distribution Date with respect to Separate Company Taxes imposed on members of the Tenneco Group and (ii) any and all estimated Tax payments made by Packaging Company after the Distribution Date with respect to any Consolidated or Combined State Income Tax. Tenneco shall be responsible for payment of any extension payments for Separate Company Taxes imposed on members of the Tenneco Group with respect to the Tax Period ended December 31, 1999, due after the Distribution Date.

                    (b)    Allocation of State Income Tax Adjustments.

       (i) Combined or Consolidated State Income Tax Adjustments. If there is any adjustment to the amount of Consolidated or Combined State Income Tax reported on any Tax Return (or as previously adjusted), the liability of the Packaging Group shall be recomputed as provided in this subparagraph. Packaging Company shall be liable to Tenneco for the excess (if any) of--

                           (A) the State Income Tax liability computed as if all
              members of the Packaging Group included in the Tax Return had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as so adjusted (the "Packaging Group Recomputed State Tax Liability"); over

                           (B) the State Income Tax liability computed as if
              such members of the Packaging Group had filed a consolidated or combined Tax Return for such members based on the income, apportionment factors, and other items of such members as reported (or, if applicable, as previously adjusted) (the "Packaging Group Prior State Tax Liability").

       If the Packaging Group Prior State Tax Liability exceeds the Packaging Group Recomputed State Tax Liability, Tenneco shall be liable to Packaging Company for such excess. For purposes of this paragraph, (i) if the Packaging Group has a net operating loss after taking into account the adjustments allowable to such Group, the Packaging Group Recomputed State Tax Liability shall be less than zero to the extent such net operating loss produces a Tax Benefit for purposes of the applicable Consolidated or Combined State Income Tax and (ii) the determination and payment of estimated Taxes (including the determination and payment of any Tax required to be paid with a request for an extension of time to file a Tax Return) shall not be treated as an adjustment to the related Consolidated or Combined State Income Tax.

       (ii) Separate Company Taxes. In the case of any adjustment to the amount of a Separate Company Tax Liability, Packaging Company shall be liable for such Tax imposed on members of the Packaging Group, and Tenneco shall be liable for such Tax imposed on members of the Tenneco Group.

              2.04  Allocation of Other Taxes.

              (a) General. Except as provided in Section 2.04 (b) and (c) and
Section 2.05, all Taxes other than those specifically allocated pursuant to Sections 2.02 and 2.03 shall be allocated based on the legal entity on which the legal incidence of the Tax is imposed (provided, however, that in the event the legal entity on which the legal incidence of the tax is imposed is a member of a group including members of both the Packaging Group and Tenneco Group, the tax shall be allocated between the Tenneco Group and Packaging Group based on each Group's respective share of the taxable income giving rise to such Tax. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group. The Companies believe that there is no Tax not specifically allocated pursuant to Sections 2.02 and 2.03 which is legally imposed on more than one legal entity (e.g., joint and several liability); however, if there is any such Tax, it shall be allocated in accordance with past practices as reasonably determined by the affected Companies, or in the absence of such practices, in accordance with any allocation method agreed upon by the affected Companies.

              (b) German Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the German entities (i.e., the members of the Tenneco Affiliated Group organized under the laws of Germany) (the "German Restructuring Transactions"), the parties agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes incurred as a result of the German Restructuring Transactions.

                    (ii) Tenneco Deutschland Holdinggesellschaft mBH's ("Tenneco Deutschland") German Tax losses shall be utilized to the fullest extent permitted under Ger man Tax Law to offset income realized in connection with the German Restruc turing Transactions and Packaging Company shall have no obligation to reim burse or otherwise compensate Tenneco for the use of such Tax losses; pro vided, however, that (X) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restruc turing Transactions is greater than the amount reported on the Tax Return as originally filed, Packaging Company shall pay to Tenneco Deutschland an amount equal to the additional German Tax loss used to offset Tenneco Deutsch land's increased income multiplied by the applicable German Tax rate, and (Y) in the event the German Tax Authority makes a final determination that the income realized in connection with the German Restructuring Transactions is less than the amount reported on the Tax Return as originally filed, Tenneco Deutschland shall pay to Packaging Company an amount equal to the German Tax loss restored as a result of such determination multiplied by the applicable German Tax rate.

                    (iii) In the event any member of the Packaging Group is required to make profit and absorption payments to Tenneco Deutschland after the Distribution Date, such payments shall be promptly repaid to Tenneco Packaging Deutschland Holding Gesellschaft mBH as an adjustment to purchase price with respect to Tenneco Deutschland's sale of such member to Tenneco Packaging Deutschland Holding Gesellschaft mBH pursuant to the German Restructuring Transactions.

                    (iv) In the event the German Tax Authority disallows Tenneco Deutschland's Organschaft status for any reason whatsoever, Tenneco Deutschland shall pay to Packaging Company the Tax Benefit realized by Tenneco Deutschland by reason of claiming input credits arising out of deemed dividend payments made by members of the Packaging Group.

       (c) United Kingdom Restructuring. Notwithstanding anything to the contrary in this Agreement, with respect to the Corporate Restructuring Transactions involving the restructuring of the United Kingdom entities (i.e., the members of the Tenneco Affiliated Group organized under the laws of United Kingdom) (the "UK Restructuring Transactions"), the Companies agree as follows:

                    (i) Packaging Company shall be liable for any and all Transfer Taxes (includ ing, without limitation, any stamp duty) incurred as a result of the UK Restructuring Transactions.

                    (ii) Each Group shall be entitled to cause any of its members to surrender such member's Tax losses for group relief or consortium relief (or other amounts eligible for group or consortium relief) to another member of such Group; provided, however, that if the Tax losses of a Group cannot be utilized by the members of such Group, the Tax losses shall be surren dered for group relief or consortium relief to the members of the other Group, as designated in writing by the parent company of such other Group (and such other Group shall have no obligation to reimburse or otherwise compensate the surrendering Group for its losses).

              2.05  Transaction and Other Taxes.

              (a) General. Except as otherwise provided in this Section 2.05, any and all liability for Taxes resulting from the Transactions shall be allocated as follows:

                    (i) Any sales and use, gross receipts or other Transfer Taxes imposed on the transfers occurring pursuant to the Transactions (together with any Tax resulting from any income or gain recognized under Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any other corresponding provisions of other applicable Tax Laws) as a result of the Transactions) shall be allocated to the legal entity on which the legal incidence of the Tax is imposed. As between the parties to this Agreement, Packaging Company shall be liable for all Taxes imposed on any member of the Packaging Group and Tenneco shall be liable for all Taxes imposed on any member of the Tenneco Group.

                    (ii) Any Tax liability resulting from any income or gain recognized as a result of any of the transactions contemplated by the Distribution Agreement failing to qualify for tax-free treatment under Code Sections 332, 351, 355, 361 or other provisions of the Code (as contem plated by the Ruling Request) or corresponding provisions of other applicable Tax Laws, shall be allocated fifty percent (50%) to Tenneco and fifty percent (50%) to Packaging Company.

              (b) Indemnity for Inconsistent Acts. Tenneco or Packaging Company, as the case may be, shall be liable for, and shall indemnify and hold harmless the members of the other Group from and against any liability for, any Restructuring Tax to the extent arising from any breach by such party of its representations or covenants under Section 11.

              (c) Indemnity for Liability Under Code Section 355(e). Notwithstanding anything to the contrary in this Section 2.05, any Tax liability incurred by Tenneco under Code Section 355(e) (or any corresponding provision of other applicable Tax Laws) by reason of the acquisi tion by one or more persons of a "50-percent or greater interest" (as such term is defined in Code Section 355(d)(4)) in Tenneco or Packaging Company (a "50% Ownership Shift") shall be allocated to that entity (i.e., Tenneco or Packaging Company) with respect to which such Ownership Shift has occurred.

       2.06   Liability Under 1996 Spin-Off Tax Sharing Agreement.

              (a) With respect to any Tax liability imposed on or incurred by Tenneco (or any Tax Benefit owing to Tenneco) under the Tax Sharing Agreement dated as of December 11, 1996, as amended, by and among Tenneco, Newport News Shipbuilding Inc., El Paso Natural Gas Company, and El Paso Tennessee Pipeline Co. ("Old Tenneco")(the "1996 Spin-Off Tax Sharing Agreement), Packaging Company shall be liable for, and shall indemnify and hold the Tenneco Group harmless from, any and all such Tax liabilities (and Packaging Company shall be entitled to any and all such Tax Benefits) except to the extent such Tax liability (or such Tax Benefit) would be treated as allocable to the Tenneco Group under the terms of Sections 2.01 through 2.04 hereof, in which case the Tenneco Group shall be liable for such Tax liability and shall be entitled to such Tax Benefit. Any amount owed by Packaging Company under this Section 2.06 shall be paid by Packaging Company to Tenneco within 30 days from the date of written notice and demand from Tenneco evidencing the payment of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement. Any amount due to Packaging

Company under this Section 2.06 shall be paid to Packaging Company by Tenneco within 30 days from the date of receipt of such amount by Tenneco in accordance with the terms of the 1996 Spin-Off Tax Sharing Agreement.

              (b) The Companies agree that in the case of any dispute or controversy under the 1996 Spin-Off Tax Sharing Agreement, (i) each Company shall control the portion of such dispute or controversy that directly and exclusively relates to a Tax liability or Tax Benefit borne by such Company under the terms hereof, and (ii) to the extent any issue involved in, or aspect of, such dispute or controversy does not directly and exclusively relate to the Tax liability or Tax Benefits of one Company under the terms hereof, the Companies shall jointly control and otherwise handle such issue or matter in accordance with the rules for defense or prosecution of Joint Adjustments in
Section 9.02(b) hereof. In furtherance of the foregoing, Tenneco shall, upon Packaging Company's request, execute such powers of attorney or other documentation as reasonably determined by Packaging Company to be necessary or appropriate to permit Packag ing Company to fully exercise its rights under this
Section 2.06(b). Each of Tenneco and Packaging Company agree that, with respect to any issue which involves or could involve the other Company's liability (or entitlement to payment) under the 1996 Spin-Off Tax Sharing Agreement pursuant to this Section 2.06, it shall not have the right to settle such issue without the prior written consent of such other Company.

       SECTION 3.   PRORATION OF TAXES FOR STRADDLE PERIODS.

              3.01 General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accor dance with the principles of Treasury Regulation Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items). If the Distribution Date is not an Accounting Cutoff Date, the principles of Treasury Regulation Section 1.1502-76 (b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C)) for the month which includes the Distribu tion Date.

              3.02 Transaction Treated as Extraordinary Item. In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Transactions shall be treated as an extraordinary item described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation
Section 1.1502- 76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

       SECTION 4.   PREPARATION AND FILING OF TAX RETURNS.

              4.01 General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing informa tion required to be provided in Section 7.

              4.02 Packaging Company's Responsibility. Packaging Company has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

              (a) Tenneco Federal Consolidated Returns for Tax Periods ending on or before December 31, 1999.

              (b) The U.S. federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending on or before December 31, 1999.

              (c) Tax Returns for Separate Company State Income Taxes or Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on or before December 31, 1999 (including without limitation, the filing of amended Tax Returns to take into account Federal Income Tax adjustments or Carryback Items).

              (d) Tax Returns that are required to be filed by the members of the Packaging Group.

Nothing in this Section 4.02 shall impose on Packaging Company any liability for any failure to file any Tax Return, or for failure to file any Tax Return when due, with respect to any Pre-Distribution Period if the due date for such return (including extensions) was prior to the Distribution Date.

              4.03 Tenneco Responsibility. Tenneco shall prepare and file, or shall cause to be prepared and filed, Tax Returns required to be filed by or with respect to members of the Tenneco Group other than those Tax Returns which Packaging Company is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by Tenneco under this Section 4.03 shall include (a) the Tenneco Federal Consolidated Return for Tax Periods ending after December 31, 1999, (b) the U.S. Federal Income Tax return for the affiliated group (as that term is defined in Code Section 1504) of which Tenneco International Holding Corp. is the common parent for Tax Periods ending after December 31, 1999, and (c) Tax Returns for Consolidated or Combined State Income Taxes which the Companies reasonably determine, in accordance with Tenneco's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending after December 31, 1999.

              4.04  Tax Accounting Practices.

              (a) General Rule. Except as otherwise provided in this Section 4.04, any Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company.

              (b) Reporting of Transaction Tax Items. The tax treatment reported on any Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such item in the IRS Ruling Letter. To the extent there is a Tax Item relating to the Transactions which is not covered by the IRS Ruling Letter, the Companies shall agree on the tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the tax treatment of such Tax Items on a Tax Return by the Responsible Company with respect to such Tax Return shall be agreed to by the other Company unless either (i) there is no reasonable basis for such tax treatment, or (ii) such tax treatment is inconsistent with the tax treatment contemplated in the Ruling Request. Such Tax Return shall be submitted for review pursuant to Section 4.06(a), and any dispute regarding such proper tax treatment shall be referred for resolution pursuant to Section 15, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the return.

       4.05 Consolidated or Combined Returns. The Companies will elect and join, and will cause their respective Affiliates to elect and join, in filing consolidated, unitary, combined, or other similar joint Tax Returns, to the extent each entity is eligible to join in such Tax Returns, if the Companies reasonably determine that the filing of such Tax Returns is consistent with past reporting practices, or in the absence of applicable past practices, will result in the minimization of the net present value of the aggregate Tax to the entities eligible to join in such Tax Returns.

       4.06   Right to Review Tax Returns.

              (a) General. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or (iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall use its reasonable best efforts to make such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the requesting party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, taking into account the party responsible for payment of the tax (if any) reported on such Tax Return and the materiality of the amount of Tax liability with respect to such Tax Return. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

              (b) Execution of Returns Prepared by Other Party. In the case of any Tax Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by the other Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return.

              4.07 Claims for Refund, Carrybacks, and Self-Audit Adjustments ("Adjustment Requests").

              (a) Consent Required for Adjustment Requests Related to Consolidated or Combined Income Taxes. Neither Company shall be entitled to file an Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period without the consent in writing of the other Company (which consent shall not be unreasonably withheld or delayed). Any Adjustment Request which the Companies consent to make under this Section 4.07 shall be prepared and filed by the Responsible Company under Section 4.02 for the Tax Return to be adjusted. The Company requesting the Adjustment Request (if not the Responsible Company) shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as reasonably requested by the Responsible Filing Company.

              (b) Other Adjustment Requests Permitted. Nothing in this Section
4.07 shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes. Any refund or credit obtained as a result of any such Adjust ment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

              (c) Ordering of and Payment for Carrybacks.

                    (i) In the event that a member of the Packaging Group, on the one hand, and a member of the Tenneco Group, on the other hand, are each entitled to carryback a Tax Item to a Pre-Distribution Period, the respective Tax Items shall be utilized under the rules of applicable

Tax Law (which shall be, in the case of Carrybacks to such Tax Periods of the affiliated group of which Tenneco is the common parent, the rules contained in Treasury Regulation Section 1.1502-21T).

                    (ii) Any Tax refund or other Tax Benefit resulting from the Carryback of any member of one Group (the "Carryback Group") of any Tax Item arising after the Distribution Date to a Pre-Distribution Period shall be for the account of the Carryback Group (and in the event the Packaging Group is the Carryback Group, Tenneco shall promptly pay to Packaging Company the amount of such Tax refund or other Tax Benefit); provided, however, that if at the time of the utilization of the Carryback Items of a member of the Carryback Group, a member of the other Group (the "Other Group") possesses Carryback Tax Items which, but for the ordering rule set forth in Section 4.07(c)(i), would have been available to be utilized (the "Available Other Group Carryback") in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback) the Carryback Group shall not be entitled to payment of the amount of such Tax refund or Tax Benefit until the earlier of (X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

                    (iii) In the event the Carryback of Tax Items of a member of the Packaging Group, or the Tenneco Group, as the case may be, does not result in a Tax refund, due to an offsetting Tax adjustment to a member of the Other Group, then the Other Group shall promptly pay the amount of any decrease in Tax liability resulting from the Carryback claim, provided, however, that in the event the Other Group possesses Carryback Items which, but for the ordering rules of Section 4.07(c)(i) would have been available to be utilized in lieu of the Carryback Group's Tax Items, then (but only to the extent of the Available Other Group Carryback), the Other Group shall not be required to pay the amount of such decrease in Tax liability to the Carryback Group until the earlier of
(X) the date on which a member of the Other Group claims the Available Other Group Carryback on a Tax Return or (Y) the date on which a member of the Carryback Group would have been able to utilize the Carryback had it not been claimed with respect to the Pre-Distribution Period Tax Return.

              (d) Payment of Refunds. Except as otherwise provided in Section 4.07(c), any refunds or other Tax Benefits received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit to such other Company in accordance with Section 6.

       SECTION 5.   TAX PAYMENTS AND INTERCOMPANY BILLINGS.

              5.01 Payment of Taxes With Respect to Post-Distribution Tenneco Federal Consoli dated Returns. In the case of the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period:

                    (a) Computation and Payment of Tax Due. At least three business days prior to the Payment Date with respect to the Tenneco Federal Consolidated Tax Return for the 1999 Tax Period, Packaging Company shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return, and Packaging Company shall notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to the Internal Revenue Service on or before such Payment Date.

                    (b) Computation and Payment of Packaging Company Liability With Respect to Tax Due.

                           (i) Within 30 days of the determination date under
Section 2.01(a)(vi) with respect to the Tenneco Federal Consolidated Tax
Return for the 1999 Tax Period, Packaging Company shall pay to Tenneco an amount equal to the True-Up Amount, if positive, as deter mined under Section 2.02(a)(vii). In the event the Packaging Group's True-Up Amount, as determined under Section 2.02(a)(vii) is negative, Tenneco shall pay such amount to Packaging Company within 30 days of the Payment Date with respect to the Tenneco Federal Consolidated Return for the 1999 Tax Period.

                           (ii) In the event of a redetermination of the
Benchmark 1997 Loss Allocation Carryforward or Benchmark 1998 Loss Allocation Carryforward pursuant to Section 2.02(a)(iii), Packaging Company shall pay to Tenneco, or Tenneco shall pay to Packaging Company, the amount, if any, required to be paid pursuant to the last sentence of Section 2.02(a)(iii), which payment shall be due within 30 days of such redetermination.

              (b) Interest on Intergroup Tax Allocation Payments. In the case of any payments to Tenneco required under paragraph (b) of this subsection 5.01, Packaging Company shall also pay to Tenneco an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by Tenneco required under paragraph (b) of this subsection 5.01, Tenneco shall also pay to Packaging Company an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to Packaging Company.

              5.02  Payment of Federal Income Tax Related to Adjustments.

              (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period. The Responsible Company shall compute the amount attributable to the Packaging Group in accordance with Section 2.02(b) and Packaging Company shall pay to Tenneco any amount due Tenneco under Section 2.02(b) within 30 days from the later of
(i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any amount due to Packaging Company under Section 2.02(b) shall be paid by Tenneco to Packaging Company within 30 days from the date the additional Tax was paid by Tenneco to the Internal Revenue Service. Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of the payment under this Section 5.02(a).

              (b) Adjustments Resulting in Overpayments. Within 30 days of receipt by Tenneco of any Tax Benefit resulting from any adjustment to the Consolidated Tax Liability with respect to any Tenneco Federal Consolidated Return for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be), respective amounts due from or to Tenneco as determined by the Responsible Company in accordance with Section 2.02(b). Any payments required under this Section 5.02(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to under this Section 5.02(b).

              5.03  Payment of State Income Tax With Respect to
Post-Distribution State Income Tax Returns.

              (a) Computation and Payment of Tax Due. At least three business days prior to any Payment Date for any Tax Return with respect to any State Income Tax (except for post-Distribution estimated Tax payments which shall be governed by Section 2.03(a)(iii)), the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and--

              (i) If such Tax Return is with respect to a Consolidated or Combined State Income Tax, the Responsible Company shall, if Tenneco is not the Responsible Company with respect to such Tax Return, notify Tenneco in writing of the amount of Tax required to be paid on such Payment Date. Tenneco will pay such amount to such Tax Authority on or before such Payment Date.

              (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

              (b) Computation and Payment of Packaging Company Liability. With respect to the Consolidated or Combined State Income Tax Returns (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file), within

120 days of the due date (including extensions) for filing of the Consolidated or Combined Tax Return with the latest due date for filing of all such Consolidated or Combined Tax Returns, Packaging Company shall pay to Tenneco the Tax liability allocable to the Packaging Group, or Tenneco shall pay to Packaging Company amounts owing to Packaging Company, as the case may be, as determined by the Responsible Company under the provisions of Section 2.03(a), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from such latest due date (including extensions) to the date of payment.

              5.04 Payment of State Income Taxes Related to Consolidated or Combined State Income Tax Adjustments.

              (a) Adjustments Resulting in Underpayments. Tenneco shall pay to the applicable Tax Authority when due any additional State Income Tax required to be paid as a result of any adjustment to the Tax liability with respect to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period. Packaging Company shall pay to Tenneco its share of any such additional Tax payment determined by the Responsible Company in accor dance with Section 2.03(b) within 120 days from the later of (i) the date the additional Tax was paid by Tenneco or (ii) the date of receipt by Packaging Company of a written notice and demand from Tenneco for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Packaging Company shall also pay to Tenneco interest on its share of such additional Tax computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Tenneco under this
Section 5.04(a). Any amount due to Packaging Company under Section 2.03(b) shall be paid within 30 days from the date the additional Tax was paid by Tenneco to the applicable Tax Authority (including interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by Tenneco to the date of payment to Packaging Company).

              (b) Adjustments Resulting in Overpayments. In the case of any Tax Benefits resulting from any adjustment to any Tax Return for any Consolidated or Combined State Income Tax for any Pre-Distribution Period, Tenneco shall pay to Packaging Company or Packaging Company shall pay to Tenneco (as the case may be) respective amounts due from or to Tenneco as determined in accordance with
Section 2.03(b). Any payments owing to Packaging Company under this Section 5.04(b) shall be made within 60 days of the earlier of (i) the date of receipt of the Tax Benefit by Tenneco or (ii) receipt by Tenneco of a written notice and demand from Packaging Company evidencing the filing of the applicable Consolidated or Combined Income Tax Return containing the relevant adjustments and detailing the extent to which the resulting Tax Benefit is attributable to Packaging Company. Any payments owing to Tenneco under this Section 5.04(b) shall be made within 30 days of Tenneco's receipt of any Tax Benefit resulting from the adjustment to the applicable Consolidated or Combined State Income Tax Return. Any payments required under this Section 5.04(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by Tenneco to the date of payment to Packaging Company under this Section 5.04(b).

              5.05 Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

              5.06 Indemnification Payments. If any Company (the "payor") is required to pay to a Tax Authority a Tax that another Company (the "responsible party") is liable for under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this
Section 5.06.

       SECTION 6.   TAX BENEFITS.

              6.01  General Rule.

              (a) If a member of one Group receives a Tax refund with respect to Taxes for which a member of the other Group is liable hereunder, the Company receiving such Tax refund shall make a payment to the Company who is liable for such Taxes hereunder within 30 days following receipt of the Tax refund in an amount equal to such Tax refund, plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax refund to the date of payment under this Section 6.01. Notwithstanding the foregoing, any refund of withholding Tax received by Tenneco International Holding Corporation ("TIHC") from the Swiss Tax Authority with respect to a dividend payment from Alupak A.G. to TIHC in the approximate amount of SF 5.2 million shall be for the account of Packaging Company and Tenneco shall, promptly following TIHC's receipt of such refund, cause such refund to be paid to Packaging Company.

              (b) In the event one Group is reimbursed for its payment of a Tax liability of the other Group, the amount of such reimbursement shall be computed net of any Tax Benefit realized by the reimbursed Group as the result of payment of the other Group's Tax liability.

              6.02 Adjustment of Tax Attributes. In the event that the Carryback of Tax Items of one Group, or a Tax adjustment attributable to such Group under the terms of this Agreement, results in the disallowance or limitation of Tax attributes (including Tax credits, deductions and similar items) claimed on the Tax Return as filed, the Carryback Group shall be responsible for any increase in Tax liability resulting from the disallowance or limitation of such Tax attributes; provided, however, that in the event the disallowance or limitation of Tax attributes results in a Tax Benefit resulting from the use of such Tax attributes in another Tax Period, such Tax Benefit shall be deemed to be for the account of the Carryback Group for purposes of this Agreement.

              6.03 Correlative Adjustments. If, upon examination by any Tax Authority of any Tax Return including a member of the Tenneco Group or Packaging Group for any Tax Period, an item of deduction, credit or expense is disallowed for which Tenneco is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), in either such case resulting in a tax detriment suffered by the Tenneco Group, and such disallowance (or recognition) results in a Tax Benefit to the Packaging Group (with respect to that Tax Period or another Tax Period), then Packaging shall pay to Tenneco the amount of such Tax Benefit (but in no case to exceed the corresponding tax detriment). Any payment required to be made hereunder shall be made when such Tax Benefit is realized in the form of an actual reduction in Tax (which shall be computed by comparing the Tax which would have been owed by Packaging but for the item giving rise to the Tax Benefit with the Tax owed by Packaging taking such item into account). The provisions of this Section 6.03 shall apply mutatis mutandis where an item of deduction, credit or expense is disallowed for which Packaging is or may be liable for Taxes hereunder (or an item of income is required to be recognized on a Tax Return which was not reported on such Tax Return), as they apply where the Tenneco Group suffers such a tax detriment. For avoidance of doubt, any payment required to be made by Tenneco to the Packaging Group under this Section 6.03 shall, to the extent applicable, be deemed as an offset to amounts owing by Packaging to Tenneco under Section 2.02 hereof.

       SECTION 7.   ASSISTANCE AND COOPERATION.

              7.01 General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determin ing the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Companies and their Affiliates available to such other Companies as provided in Section 8. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceed ings relating to Taxes. Any information or documents provided under this Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.

              7.02 Income Tax Return Information. Each Company will provide to the other Company information and documents relating to their respective Groups required by the other Company to prepare Tax Returns. The Responsible Company shall determine a reasonable compliance schedule for such purpose in accordance with Tenneco's past practices. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

       SECTION 8.   TAX RECORDS.

              8.01 Retention of Tax Records. Except as provided in Section 8.02, each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Tax Periods, and Tenneco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

              8.02 State Income Tax Returns. Tax Returns with respect to State Income Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept, in accordance with the guidelines of
Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

              8.03 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation, or the resolution of items under this Agreement.

       SECTION 9.   TAX CONTESTS.

              9.01 Notice. Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemni-fied party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and
(ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment.

              9.02  Control of Tax Contests.

              (a) Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

              (b) Consolidated or Combined Income Taxes. In the case of any Tax Contest with respect to any Consolidated or Combined Income Tax, (i) Tenneco shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Tenneco Adjustment, including settlement of any such Tenneco Adjustment, and (ii) Packaging Company shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Packaging Adjustment, including any settlement of any Packaging Adjustment, and (iii) the two-person committee (the "Tax Contest Committee"), comprised of one person selected by Packaging Company (as designated in writing to Tenneco) and one person selected by Tenneco (as designated in writing to Packaging Company) shall control the defense or prosecu tion of Joint Adjustments and any and all administrative matters not directly and exclusively related to any Tenneco Adjustment. Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 15 of this Agreement shall apply. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement, or compromise any claim for any Tax Benefit which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required).

       SECTION 10. EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS. This Agreement shall be effective on the Distribution Date. Immediately prior to the close of business on the Distribution Date Tenneco shall cause all Prior Intercompany Tax Allocation Agreements to be terminated with respect to Packaging Company and its Affiliates.

Upon such termination, no further payments by or to Tenneco or by or to Packaging Company, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time.

       SECTION 11. NO INCONSISTENT ACTIONS. Each of the Companies covenants and agrees that it will not take any action, and it will cause its Affiliates to refrain from taking any action, which is inconsistent with the Tax treatment of the Transactions as contemplated in the Ruling Request (any such action is referred to in this Section 11 as a "Prohibited Action"), unless such Prohibited Action is required by law, or the person acting has obtained the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). With respect to any Prohibited Action proposed by a Company (the "Requesting Party"), the other party (the "Requested Party") shall grant its consent to such Prohibited Action if the Requesting Party obtains a ruling with respect to the Prohibited Action from the Internal Revenue Service or other applicable Tax Authority that is reasonably satisfactory to each of the Requested Party (except that the Requesting Party shall not submit any such ruling request if a Requested Party deter mines in good faith that filing such request might have a materially adverse effect upon such Requested Party). Without limiting the foregoing:

              (a) No Inconsistent Plan or Intent. Packaging Company and Tenneco each represent and warrant that neither it nor any of its Affiliates has any plan or intent to take any action which is inconsistent with any factual statements or representations in the Ruling Request. Regardless of any change in circumstances, Packaging Company and Tenneco each covenant and agree that it will not take, and it will cause its Affiliates to refrain from taking, any such inconsistent action on or before the last day of the calendar year ending after the second anniversary of the Distribution Date, other than as permitted in this
Section 11.

              (b) 355(e) Covenant. Without in any manner limiting paragraph (a) above and unless the Requesting Party obtains a ruling as provided above in the first paragraph of this Section 11, each of Packaging Company and Tenneco covenants and agrees that it will not enter into any negotiations, agreement or arrangements with respect to transactions or events (includ ing stock issuances, option grants, capital contributions or acquisitions, but not including the Transactions), which may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly Packaging Company or Tenneco stock, as the case may be, representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code.

              (c) Amended or Supplemental Rulings. Each of the Companies covenants and agrees that it will not file, and it will cause its Affiliates to refrain from filing, any amendment or supplement to the Ruling Request subsequent to the Distribution Date without the consent of the other Company, which consent shall not be unreasonably withheld or delayed.

       SECTION 12. SURVIVAL OF OBLIGATIONS. The representations, warranties, covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

       SECTION 13. EMPLOYEE MATTERS. Each of the Companies agrees to utilize, or cause its Affiliates to utilize, the alternative procedure set forth in respect to wage reporting set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to wage reporting.

       SECTION 14.         TREATMENT OF PAYMENTS; TAX GROSS UP.

              14.01 Treatment of Tax Indemnity and Tax Benefit Payments. In the absence of any change in tax treatment under the Code or other applicable Tax Law,

              (a) any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date, and

              (b) any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of all of the outstanding stock of Packaging Company to Tenneco shareholders on the Distribution Date.

              14.02 Tax Gross Up. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement.

              14.03 Interest Under This Agreement. Anything herein to the contrary notwithstand ing, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law). The amount of the payment shall not be adjusted under Section 14.02 to take into account any associated Tax Benefit to the indemnitor or increase in Tax to the indemnitee.

       SECTION 15. DISAGREEMENTS. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagree ment as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with
Section 17, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

       SECTION 16. LATE PAYMENTS. Any amount owed by one party to another party under this Agreement which is not paid when due shall bear interest at the Prime Rate plus two percent, compounded semiannually, from the due date of the payment to the date paid. To the extent interest required to be paid under this Section 16 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Section 16 or the interest rate provided under such other provision.

       SECTION 17. EXPENSES. Except as provided in Section 15, each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

       SECTION 18. SPECIAL RULES FOR DETERMINING MEMBERS OF GROUPS. For purposes of this Agreement, the following special rules shall apply for determining the members of the Packaging Group:

                    (a) Former Affiliates of Packaging Group. The Packaging Group shall be deemed to include any corporation which (1) was a member of the affiliated group (as defined in Code Section 1504(a), but treating all corporations as "includable corporations" for purposes of such Code Section) of which Tenneco is (or Old Tenneco was) the common parent, (2) was included in the "packaging," "specialty packaging" or "paperboard packaging" segments for purposes of segment reporting in Tenneco's (or Old Tenneco's) Annual Reports on Form 10-K and (3) was sold, transferred, otherwise disposed of, or discontinued prior to the date hereof. Any entity substantially all of the assets and liabilities of which have been transferred to a member of the Packaging Group (e.g., by a statutory merger) shall be treated as a member of the Packaging Group. For example, Tenneco Packaging Specialty and Consumer Products Inc., a Delaware corporation, shall, by virtue of its liquidation into Tenneco Packaging Inc., be treated as a member of the Packaging Group. Similarly, Tenneco United Kingdom Holdings Limited shall be treated as a member of the Packaging Group.

       SECTION 19.         GENERAL PROVISIONS

              19.01 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internation ally recognized courier service or by facsimile transmission) to the party at the party's address as follows:


       If to Tenneco:                              500 North Field Drive
                                                   Lake Forest, Illinois, 60045
                                                   Attn. Corporate Secretary


       If to Packaging Company                     1900 West Field Court
                                                   Lake Forest, Illinois 60045
                                                   Attn. Corporate Secretary


       A party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other parties.

              19.02 Assignment; Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

              19.03 Waiver. No failure by any party to insist upon the strict performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

              19.04 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

              19.05 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 9.

              19.06 Integration. This Agreement, together with the Distribution Agreement and the other Ancillary Agreements (as defined in the Distribution Agreement) constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto.

              19.07 Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

              19.08 No Double Recovery; Subrogation. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any Taxes costs, damages, or other amounts (including Tax Benefits) for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.07), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.

              19.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

              19.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

              19.11 Modification. Subject to the provisions of Section 9.08 of the Distribution Agreement, this Agreement may not be amended or modified except in a writing executed by each of the parties hereto.

              19.12 Termination. This Agreement may be terminated at any time prior to the Distribution by and in the sole discretion of Tenneco without the approval of Packaging Company. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except with the prior approval of the stockholders of Tenneco and Packaging Company.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                  TENNECO INC.


                                  By:  -----------------------------------------

                                  Its: -----------------------------------------



                                  TENNECO PACKAGING INC.

                                  By:  -----------------------------------------

                                  Its: -----------------------------------------